UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2026

_______________________________

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 4, 2026, BioCryst Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it entered into a license agreement granting an Irish affiliate of Neopharmed Gentili S.p.A. exclusive rights to commercialize navenibart for hereditary angioedema in Europe. In exchange, the Company will receive upfront consideration of $70 million and will be eligible to receive up to $275 million in future regulatory and sales milestone payments. The Company will also receive tiered royalties on net sales ranging from 18% to 30%. Navenibart is an investigational, long-acting plasma kallikrein inhibitor.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished hereby, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 4, 2026 entitled “BioCryst Announces European Licensing Agreement with Irish Affiliate of Neopharmed Gentili for Navenibart in Hereditary Angioedema”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: May 4, 2026	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer